UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2024 (March 13, 2024)

INVACARE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15103	38-4264819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices) (Zip Code)

(440) 329-6000
(Registrant’s telephone number, including area code)
None
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(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Exchange Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 13, 2024, Invacare Holdings Corporation (the “Company”) entered into the Second Amendment to Loan and Security Agreement (the “Second Amendment”) by and among the Company, certain of the Company’s direct and indirect North American subsidiaries (the “ABL Borrowers”), certain other of the Company’s direct and indirect North American subsidiaries (together with the Company, the “ABL Guarantors”), Invacare International Holdings Corp., each lender party thereto (collectively, the “Lenders”), and White Oak Commercial Finance, LLC, as administrative and as collateral agent (the “Agent”). The Second Amendment amends the Loan and Security Agreement, dated as of May 5, 2023 (the “Loan and Security Agreement”, as amended by the First Amendment to Loan and Security Agreement dated as of February 26, 2024 (the “First Amendment”) and as further amended by the Second Amendment, the “Amended Loan and Security Agreement”).

The Second Amendment, among other things, amended certain provisions of the Loan and Security Agreement to: (i) provide for additional borrowings under the Amended Loan and Security Agreement in the aggregate principal amount of $12,000,000 and (ii) waive the covenant requiring the ABL Borrower and ABL Guarantors to maintain not less than $4,000,000 of unrestricted cash in certain controlled accounts in favor of the Agent until June 30, 2024.

The description of the Second Amendment as contained herein is qualified in its entirety by reference to the full text of the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
Pursuant to the Second Amendment, on March 13, 2024, the Company entered into subscription agreements (each, a “Common Stock Subscription Agreement”) with each of the Lenders (or their designated affiliates) (each, a “Subscriber”) pursuant to which the Company issued 10,407,745 shares of the common stock of the Company, par value $0.001 per share (the “Shares”) in the aggregate.

The issuance of the Shares was conducted in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by the Subscribers in the Common Stock Subscription Agreements with respect to each Subscriber’s status as an accredited investor as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission. The issuance of the Shares was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any Subscriber in connection with the issuance. Accordingly, the Shares have not been registered under the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 13, 2024, in connection with the Second Amendment, the Company, with the consent of the holders required thereby, amended the Certificate of Designations of the Company, dated as of May 5, 2023 (the “Certificate of Designations”, and such amendment, the “Amendment to the Certificate of Designations”), to, among other things, amend the terms of the preemptive rights held by holders of the outstanding shares of the Company’s 9.00% Series A Convertible Participating Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”).

The foregoing is not a complete description of the Amendment to the Certificate of Designations and is qualified by reference to the full text and terms of the Amendment to the Certificate of Designations, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
In connection with transactions contemplated by the Second Amendment, on March 13, 2024, certain stockholders of the Company representing (i) more than a majority of the voting power of the Company’s issued and outstanding Series A Preferred Stock and (ii) a majority of the Entitled Stockholders (as defined in the Certificate of Designations), acted by written consent in lieu of a special meeting to amend the Certificate of Designations to, among other things, amend terms of the preemptive rights.

Item 7.01. Regulation FD Disclosure.
In connection with the Second Amendment, the Company and the Lenders are in discussions to explore further financing proposals, which contemplate the issuance of additional securities of the Company and its subsidiaries. In connection therewith, the Company and the Lenders entered into a term sheet with non-binding terms for a potential further financing and, in consideration with incurring costs and expenses with respect to such discussions, a termination fee payable to the Lenders in the event the Company pursues alternative financing prior to April 30, 2024. These discussions are ongoing and there can be no assurance that the Company will enter into any such transaction.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	First Amendment to the Certificate of Designations of 9.00% Series A Convertible Participating Preferred Stock.
10.1	Second Amendment to Loan and Security Agreement, dated as of March 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE HOLDINGS CORPORATION
(Registrant)

Date: March 15, 2024	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary